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                                                                   EXHIBIT 10(f)



                            THE LAMSON & SESSIONS CO.

   FORM OF THREE-YEAR NON-QUALIFIED STOCK OPTION AGREEMENT UNDER THE COMPANY'S
                     1988 INCENTIVE EQUITY PERFORMANCE PLAN


This Non-Qualified Stock Option Agreement (the "Agreement") dated as of DATE OF GRANT BEtween The Lamson & Sessions Co. (the "Company") and NAME AND TITLE OF OPTIONEE of the Company, (hereinafter called the "Optionee").

                              W I T N E S S E T H:
                              - - - - - - - - - -


WHEREAS, on May 5, 1988 the Company's shareholders approved the 1988 Incentive Equity Performance Plan (the "Plan"); and

WHEREAS, pursuant to the Plan the Compensation and Organization Committee (the "Committee") of the Board of Directors of the Company (the "Board") is authorized to (i) select which key employees and officers of the Company will receive grants of stock options under the Plan, (ii) determine the size of such grants and (iii) determine the terms and conditions applicable to any such grants pursuant to the Plan; and

WHEREAS, the Committee or the Board has approved this grant to the Optionee.

NOW, THEREFORE, pursuant to the Plan the Company hereby grants to the Optionee this Non-Qualified Stock Option to purchase NUMBER OF SHARES (00,000) common shares, without par value ("Common Shares"), of the Company at a purchase price of DOLLARS AND 000/1000 ($0.000) per share, which purchase price was not less than the mean between the highest and lowest quoted selling price, regular way, of the Common Shares on the New York Stock Exchange on the date the option is granted (the "Grant Date"), and agrees to cause certificates for any Common Shares purchased hereunder to be delivered to the Optionee upon payment of the purchase price in full, all subject, however, to the terms and conditions of the Plan and the terms and conditions hereinafter set forth.

         l. Defined terms not otherwise defined herein shall have the meanings assigned to them in the Plan, unless the context clearly indicates otherwise.

         2. This option (until terminated or exercised as hereinafter provided) shall be exercisable (i) only to the extent of one-third of the Common Shares hereinabove specified on the first anniversary of the Grant Date if during the ensuing one year period, commencing on the Grant Date and ending on the first anniversary thereof, the Optionee shall have been in the continuous full-time employ of the Company or any Subsidiary or Affiliate; (ii) to the extent of one-third of the Common Shares on the second anniversary of the Grant Date if the Optionee shall have been in the continuous full-time employ of the Company or of any Subsidiary or Affiliate during the one year period commencing on the first anniversary of the Grant Date and ending on the second anniversary thereof; and (iii) to the extent of the remaining one-third of the Common Shares on the third anniversary of the Grant Date if the Optionee shall have been in the continuous full-time employ of the Company or of any Subsidiary or Affiliate during the one year period commencing on the second anniversary of the Grant Date and ending on the third anniversary thereof. (Exercisable options in any year shall be rounded to the nearest whole share.) To the extent then exercisable, this option may be exercised in whole or in part from time to time.




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         3. (a) Notwithstanding the foregoing paragraph 2, the Board or the
            Committee may provide that upon a "Change in Control" or "Potential Change in Control" as defined in Section 9(b) and 9(c) of the Plan
            (i) this option shall become immediately exercisable and vested, or
            (ii) the value of this option shall be cashed out on the basis of the "Change in Control Price" as defined in Section 9(d) of the Plan as of the date such Change in Control or Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

            (b) Notwithstanding the foregoing paragraph 2, upon the termination of employment of an Optionee by reason of the Optionee's death, disability (as defined in Section 4 of this Agreement), retirement (as defined in Section 4 of this Agreement), this option shall become immediately exercisable and vested.

         4. This option, to the extent not exercisable at such time, shall terminate contemporaneously with the termination of the Optionee's employment with the Company, or any Subsidiary or Affiliate.

Notwithstanding any other provision of this Agreement, this option, to the extent exercisable upon the date of the termination of the Optionee's employment with the Company, or any Subsidiary or Affiliate, shall terminate upon the earliest to occur of the following:

         (a) three months following the date of the Optionee's termination of employment with the Company, any Subsidiary or Affiliate, if such termination of employment is other than by reason of the Optionee's death, Disability or Retirement or for Cause;

         (b) three years from the date of the Optionee's termination of employment with the Company, any Subsidiary or Affiliate, if such termination of employment is by reason of the Optionee's Retirement or Disability;

         (c) one year from the date of the Optionee's termination of employment with the Company, any Subsidiary or Affiliate, if such termination of employment is by reason of the Optionee's death;

         (d) one year from the date of Optionee's death within the three year period following the termination of employment with the Company, any Subsidiary or Affiliate, if such termination of employment is by reason of the Optionee's Retirement or Disability, to the extent such option has not been previously exercised following such termination of employment;

         (e) contemporaneously with the termination of the Optionee's employment with the Company, any Subsidiary or Affiliate, if such termination of employment is for Cause; or

         (f)      at the close of business on EXPIRATION DATE.

For the purpose of this Section 4, (i) "Cause" means a felony conviction of the Optionee or the failure of Optionee to contest prosecution for a felony, or Optionee's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate, (ii) "Disability" means permanent and total disability as determined under the Company's long term disability program, and (iii) "Retirement" means retirement from active employment with the Company or any Subsidiary or Affiliate on or after the normal retirement date specified in the applicable pension plan of such employer, or retirement, with the consent for purposes of the Plan, of the Committee at or prior to the time of retirement, from active employment with the Company or any Subsidiary or Affiliate pursuant to the early retirement provisions of the applicable pension plan of such employer.



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         5. This option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and is exercisable, during the lifetime of the Optionee, only by the Optionee, and after the lifetime of the Optionee is exercisable solely by the legal representative of his estate or by the legatee of the Optionee under the will of the Optionee, subject to the provisions of Section 4 hereof.

         6. In the event of any merger, reorganization, consolidation, capitalization, stock dividend or other change in the Company's capital structure, the Board shall make such adjustments in the option price and in the number or kind of Common Shares to be issued upon the exercise of this option as may be determined to be appropriate by the Board.

         7. For purposes of this Agreement, the continuous employ of the Optionee with the Company or any Subsidiary or Affiliate shall not be deemed interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company or any Subsidiary or Affiliate, by reason of the transfer of his employment among the Company and any Subsidiary or Affiliate, or by reason of a leave of absence approved by the Committee for illness, military or governmental service, or other cause.

         8. Notwithstanding any other provision of this Agreement, the option herein granted shall not be exercisable unless a Registration Statement under the Securities Act of 1933, as amended, with respect to the Common Shares to be issued upon the exercise of this option is in effect at that time.

         9. Nothing contained herein shall confer upon the Optionee any right to continued employment with the Company or any Subsidiary or Affiliate, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of the Optionee or to adjust the compensation of the Optionee.

         10. This option may be exercised by the Optionee giving written notice to the Company specifying the number of Common Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or official bank check, or in full or in part in the form of unrestricted Common Shares already owned by the Optionee or Restricted Stock or Deferred Stock subject to an award under the Plan.

         11. The Optionee shall not have any rights as a shareholder in respect of any Common Shares as to which this option has not been duly exercised pursuant to the provisions of Section 10 of this Agreement.

         12. Notwithstanding any other provision of this Agreement, no certificate shall be issued or caused to be issued by the Company unless and until the Company withholds or makes arrangements for payment satisfactory to the Committee with the Optionee, or in the event of death of the Optionee, the legal representative of the Optionee's estate or the legatee of the Optionee under the will of the Optionee, of any Federal, state or local taxes that may be required to be withheld by the Company with respect to the compensation income resulting from the transfer of Common Shares pursuant to such exercise, or in the case of any Optionee subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the lapse of the restrictions imposed by such Section 16(b) of the Exchange Act.




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         13. The Committee shall have authority to interpret the provisions of this Agreement and the Plan, to adopt, alter and repeal such administrative rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable, and to otherwise supervise the administration of the Plan. All decisions made in good faith by the Committee pursuant to the provisions hereof shall be made in the Committee's sole discretion and shall be final and binding on all persons.




                                 THE LAMSON & SESSIONS CO.





                                 By
                                    -------------------------------------------
                                        John B. Schulze, Chairman of the
                                        Board and Chief Executive Officer




The undersigned Optionee hereby acknowledges receipt of an executed original of this Agreement and accepts the option granted thereunder, and the terms and conditions set forth in this Agreement.



                                 ----------------------------------------------
                                        Optionee




                                 Dated:
                                        ---------------------------------------


Revised:  July 19, 2001





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